As filed with the Securities and Exchange Commission on February 3, 2011

Registration No. 333-164574

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 10

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BG Medicine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	8071	04 3506204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

610 Lincoln Street North

Waltham, Massachusetts 02451

(781) 890-1199

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Pieter Muntendam, M.D.

President and Chief Executive Officer

BG Medicine, Inc.

610 Lincoln Street North

Waltham, Massachusetts 02451

(781) 890-1199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Donald J. Murray, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 10 (the “Amendment”) relates to BG Medicine, Inc.’s (the “Registrant”) Registration Statement on Form S-1 (File No. 333-164574), initially filed with the Commission on January 29, 2010, and as amended by Amendment No. 1 filed on February 12, 2010, Amendment No. 2 filed on March 12, 2010, Amendment No. 3 filed on August 31, 2010, Amendment No. 4 on November 8, 2010, Amendment No. 5 on November 22, 2010, Amendment No. 6 on November 30, 2010, Amendment No. 7 on December 2, 2010, Amendment No. 8 on February 1, 2011 and Amendment No. 9 on February 3, 2011 (the “Registration Statement”). The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Massachusetts, on February 3, 2011.

BG MEDICINE, INC.

By:	/s/ PIETER MUNTENDAM, M.D.
Pieter Muntendam, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PIETER MUNTENDAM, M.D. Pieter Muntendam, M.D.	President, Chief Executive Officer and Director (principal executive officer)	February 3, 2011

/S/ MICHAEL W. ROGERS Michael W. Rogers	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	February 3, 2011

* Noubar B. Afeyan, Ph.D.	Chairman of the Board of Directors	February 3, 2011

* Harrison M. Bains	Director	February 3, 2011

* Stéphane Bancel	Director	February 3, 2011

* Timothy Harris, Ph.D., D.Sc.	Director	February 3, 2011

* Stelios Papadopoulos, Ph.D.	Vice Chairman of the Board of Directors	February 3, 2011

* Pieter van der Meer, M.Sc.	Director	February 3, 2011

* By:	/S/ PIETER MUNTENDAM, M.D.	February 3, 2011
Pieter Muntendam, M.D.
Attorney-in-fact

II-7

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.